                                                                    EXHIBIT 11.1
                              KOHL'S CORPORATION
                       COMPUTATION OF PER SHARE EARNINGS
                     (IN THOUSANDS EXCEPT PER SHARE DATA)

                                      FISCAL YEAR       FISCAL YEAR         FISCAL YEAR
                                         ENDED             ENDED               ENDED
                                    FEBRUARY 01,1997  FEBRUARY 03,1996    JANUARY 28,1995
                                    ----------------  ----------------    ---------------
NET INCOME                                  $102,478           $72,652            $68,512
                                    ================  ================    ===============

     PRIMARY SHARES
--------------------------

WEIGHTED AVERAGE
 UNRESTRICTED SHARES
  OUTSTANDING                                 73,852            73,585             73,408
                                    ================  ================    ===============

PER SHARE AMOUNTS:
  NET INCOME PER COMMON
  SHARE                                        $1.39              $.99               $.93
                                    ================  ================    ===============

  FULLY DILUTED SHARES
--------------------------

SHARES PER ABOVE                              73,852            73,585             73,408
NET OPTION SHARES - BASED ON
  THE TREASURY STOCK METHOD                    1,299               853                524
                                    ----------------  ----------------    ---------------
TOTAL                                         75,151            74,438             73,932
                                    ================  ================    ===============

PER SHARE AMOUNTS:
  NET INCOME PER COMMON SHARE                  $1.36              $.98              $ .93
                                    ================  =================   ===============


SHARE AND PER SHARE AMOUNTS HAVE BEEN ADJUSTED FOR THE 2 FOR 1 STOCK SPLIT DECLARED BY THE COMPANY' S BOARD OF DIRECTORS ON MARCH 11, 1996 EFFECTED IN THE FORM OF A STOCK DIVIDEND.